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                                                                    EXHIBIT 16.1

[LETTERHEAD OF ARTHUR ANDERSEN, LLP]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

May 24, 2002

Dear Sirs/Madam:

We have read the paragraphs of Item 4 included in the Form 8-K dated May 20, 2002 of Ceradyne, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen, LLP

Copy to:
Mr. Howard George, Chief Financial Officer, Ceradyne, Inc.